UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2023

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.
As previously disclosed, on November 3, 2021, Praxis Precision Medicines, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may offer and sell shares of its common stock having an aggregate offering price of up to $125 million from time to time through Jefferies, acting as the sales agent.
On June 15, 2023, the Company delivered written notice to Jefferies to terminate the Sales Agreement pursuant to Section 7(b) thereof. The Sales Agreement terminates 10 trading days after notice is given, unless earlier terminated by agreement between the Company and Jefferies. The Company is not subject to any termination penalties related to the termination of the Sales Agreement. Pursuant to the Sales Agreement, the Company has sold an aggregate of 18,279,207 shares of its common stock for aggregate gross proceeds of approximately $42.7 million.
A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-260726), filed with the Securities and Exchange Commission on February 7, 2023 (the “Form S-3”). The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.2 to the Form S-3.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: June 16, 2023	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer